UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): March 19, 2021

READY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
8.625% Series B Cumulative Preferred Stock, $0.0001 par value	RC PRB	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value	RC PRC	New York Stock Exchange
7.625% Series D Cumulative Redeemable Preferred Stock, $0.0001 par value	RC PRD	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.50% Senior Notes due 2021	RCP	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K is being filed in connection with the consummation on March 19, 2021 (the “Closing Date”), of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 6, 2020 (the “Merger Agreement”), by and among Ready Capital Corporation, a Maryland corporation (“Ready Capital”), RC Merger Subsidiary, LLC, a Delaware limited liability company and a wholly owned subsidiary of Ready Capital (“Merger Sub”), and Anworth Mortgage Asset Corporation, a Maryland corporation (“Anworth”). Pursuant to the Merger Agreement, on the Closing Date, Anworth merged with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”). The combined company will continue to operate under the name “Ready Capital Corporation”, and its shares of common stock, par value $0.0001 per share (“Ready Capital Common Stock”), will continue to trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “RC”. The following events took place in connection with the consummation of the Merger.

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 19, 2021, Ready Capital, Merger Sub, and Anworth completed the Merger pursuant to the terms of the Merger Agreement. On the Closing Date, Anworth merged with and into Merger Sub, with Merger Sub continuing as the surviving company. As contemplated by the Merger Agreement, the Articles of Merger were filed with the State Department of Assessments and Taxation of Maryland and the Certificate of Merger was filed with the Secretary of State of the State of Delaware, each with an effective time and date of 12 p.m. Eastern Time, on the Closing Date (the “Effective Time”).

At the Effective Time, each outstanding share of common stock, par value $0.01 per share, of Anworth (“Anworth Common Stock”) (other than shares held by Ready Capital or Merger Sub or by any wholly-owned subsidiary of Ready Capital, Merger Sub or Anworth, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Ready Capital (i) 0.1688 newly issued shares of Ready Capital Common Stock, plus (ii) $0.61 in cash (together, the “Per Share Common Merger Consideration”). No fractional shares of Ready Capital Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of Anworth Common Stock is otherwise entitled will be paid in cash.

Additionally, at the Effective Time, (i) each outstanding share of 8.625% Series A Cumulative Preferred Stock, par value $0.01 per share, of Anworth (“Anworth Series A Preferred Stock”) was converted into the right to receive one newly issued share of newly designated 8.625% Series B Cumulative Preferred Stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Series B Preferred Stock”), which has the same rights, preferences, and privileges as those of the Anworth Series A Preferred Stock, (ii) each outstanding share of 6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share, of Anworth (“Anworth Series B Preferred Stock”) was converted into the right to receive one newly issued share of newly designated 6.25% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Series C Preferred Stock”), which has the same rights, preferences, and privileges as those of the Anworth Series B Preferred Stock, and (iii) each outstanding share of 7.625% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Anworth (“Anworth Series C Preferred Stock”) was converted into the right to receive one newly issued share of newly designated 7.625% Series D Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Series D Preferred Stock”), which has the same rights, preferences, and privileges as those of the Anworth Series C Preferred Stock.

Furthermore, at the Effective Time, (i) certain outstanding phantom share awards granted by Anworth under its 2014 Equity Compensation Plan or 2004 Equity Compensation Plan, as amended, became fully vested and then were immediately cancelled in exchange for the right to receive the Per Share Common Merger Consideration, (ii) the remaining outstanding non-vesting phantom share awards granted by Anworth were cancelled without consideration, and (iii) all outstanding dividend equivalent rights granted by Anworth under its 2007 Dividend Equivalent Rights Plan were cancelled, provided, that any accrued amounts which have not yet been paid with respect to any such dividend equivalent rights as of the Effective Time will be paid to the holders thereof as soon as practicable but in no event later than the first payroll date following the Effective Time.

The issuances of shares of Ready Capital Common Stock, Ready Capital Series B Preferred Stock, Ready Capital Series C Preferred Stock, and Ready Capital Series D Preferred Stock in connection with the Merger were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Ready Capital’s registration statement on Form S-4 (Registration No. 333-251863), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2021 (the “Ready Capital S-4 Registration Statement”). The joint proxy statement/prospectus included in the Ready Capital S-4 Registration Statement contains additional information regarding the Merger and incorporates by reference additional information regarding the Merger from Current Reports on Form 8-K filed by Ready Capital and Anworth, respectively.

Per the terms of the transactions described in the Merger Agreement, approximately 16.7 million shares of Ready Capital Common Stock will be issued in connection with the Merger to former Anworth common stockholders, and former Anworth common stockholders will own approximately 23% of the common equity of Ready Capital as the combined company following the consummation of the Merger.

The foregoing description of the Merger and the other transactions contemplated by the Merger Agreement is only a summary, does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to Ready Capital’s Current Report on Form 8-K filed with the SEC on December 8, 2020, and is incorporated herein by reference.

Item 3.03. Material Modification of Rights of Security Holders.

On March 17, 2021, Ready Capital filed Articles Supplementary classifying shares of Ready Capital Series B Preferred Stock (the “Series B Articles Supplementary”), Articles Supplementary classifying shares of Ready Capital Series C Preferred Stock, (the “Series C Articles Supplementary”) and Articles Supplementary classifying shares of Ready Capital Series D Preferred Stock (the “Series D Articles Supplementary”) with SDAT. The terms of the Ready Capital Series B Preferred Stock, Ready Capital Series C Preferred Stock and Ready Capital Series D Preferred Stock have been previously described in the section entitled “Description of Ready Capital Stock” of the Registration Statement on Form S-4 (File No. 333- 251863) filed by Ready Capital with the SEC on January 4, 2021, as amended, which section is hereby incorporated by reference.

Upon issuance, the Ready Capital Series B Preferred Stock, Ready Capital Series C Preferred Stock and Ready Capital Series D Preferred Stock will rank, with respect to rights to receive dividends and to participate in distributions of payments in the event of a dissolution, liquidation or winding up of the affairs of Ready Capital, senior to shares of Ready Capital Common Stock and to any other class of securities of Ready Capital as designated as ranking junior to the Ready Capital Series B Preferred Stock, Ready Capital Series C Preferred Stock and Ready Capital Series D Preferred Stock.

The foregoing description of the Ready Capital Series B Preferred Stock, Ready Capital Series C Preferred Stock and Ready Capital Series D Preferred Stock is qualified in its entirety by the full text of the Series B Articles Supplementary, Series C Articles Supplementary and Series D Articles Supplementary, which are filed as Exhibits 3.6, 3.7 and 3.8, respectively, to Ready Capital’s Form 8-A filed with the SEC on March 19, 2021, and are incorporated by reference herein to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

As of the Effective Time and in accordance with the Merger Agreement, the board of directors of Ready Capital (the “Board”) increased the size of the Board by one member and appointed Dominique Mielle to the Board to fill the vacancy of the Board created by such increase, with Ms. Mielle to serve until Ready Capital’s 2021 annual meeting of stockholders and until her successor is duly elected and qualified.

Ms. Mielle will be compensated in accordance with Ready Capital’s publicly disclosed director compensation policies. Payments of cash and equity for her 2021 Board service period will be prorated to reflect the duration of her service during such period.

Indemnification Agreement

Ready Capital has entered into a customary indemnification agreement with Ms. Mielle. This agreement, among other things, requires Ready Capital to indemnify her to the maximum extent permitted by Maryland law, including indemnification of expenses such as attorney’s fees, judgments, fines and settlement amounts incurred by her in any action or proceeding, including any action or proceeding by or in right of Ready Capital, arising out of her service as a director. The form of indemnification agreement for directors was previously filed as Exhibit 10.7 to Ready Capital’s Form 10-K filed with the SEC on March 15, 2020 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2021, Ready Capital filed the Series B Articles Supplementary, Series C Articles Supplementary and Series D Articles Supplementary with the SDAT. The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On the Closing Date, Ready Capital and Anworth issued a joint press release announcing the completion of the Merger described above in Item 2.01 of this 8-K. A copy of the press release is furnished as Exhibit 99.1 to this 8-K and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information included under this Item 7.01 (including Exhibit 99.1 to this 8-K) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the unaudited financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(a)(4) of Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 6, 2020, by and among Ready Capital Corporation, RC Merger Subsidiary, LLC and Anworth Mortgage Asset Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on December 8, 2021).

3.1	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 8.625% Series B Cumulative Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.6 to the Form 8-A filed with the SEC on March 19, 2021).

3.2	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.7 to the Form 8-A filed with the SEC on March 19, 2021).

3.3	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 7.625% Series D Cumulative Redeemable Preferred Stock, $0.0001 par value per share (incorporated by reference to Exhibit 3.8 to the Form 8-A filed with the SEC on March 19, 2021).

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K filed with the SEC on March 15, 2021).

99.1	Joint Press Release of Ready Capital Corporation and Anworth

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: March 19, 2021	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer